SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549



                                         FORM 8-K


                                      CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                                  SECURITIES ACT OF 1934



            Date of Report (Date of earliest event reported):  August 26, 2002


                                    HEMACARE CORPORATION
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                   (Exact name of registrant as specified in its chapter)

                                         California
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                        (State or other jurisdiction of incorporation)



            0-15223                                       95-3280412
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     Commission File Number                   (IRS Employer Identification No.)


21101 Oxnard Street, Woodland Hills, California                   91367
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:    (818) 226-1968
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Item 5.  Other Events.
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On August 26, 2002, the Company announced that the
California Legislature did not act on proposed legislation that would have permitted HemaCare to continue compensating donors of apheresis platelets beyond January 1, 2003.

As a result, HemaCare will discontinue paying donors in California and the distribution of platelets from paid donors to California hospitals, effective
December 31, 2002.

In the year ended December 31, 2001, paid donors in California contributed $6 million in revenue (24% of total Company revenue) and $1.2 million in gross profits (27% of the total Company gross profits).

The California platelet program has served hospitals and patients in Southern California for the last 24 years with an outstanding safety record. The program supplies approximately 30% of the area's apheresis platelets, has an outstanding safety record and an excellent regulatory compliance record.

The Company will continue to operate its other blood
collection operations, including platelet collection
programs, both inside and outside of California, which
involve volunteer (unpaid) donors.   Additionally, the
Company's Therapeutic Apheresis programs, which provide clinical services to patients in Southern California hospitals, are unaffected by this development.

Item 7.  Financial Statements and Exhibits.
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Exhibit Number            Description of Document
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None


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                     Signature
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Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2002		HEMACARE CORPORATION


                            By:  /s/  David Fractor
                                ---------------------------
                                David Fractor,
                                Chief Financial Officer





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